SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 10, 2007

KH FUNDING COMPANY
(Exact name of registrant as specified in its charter)

Maryland	333-106501	52-1886133
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10801 Lockwood Drive, Suite 370
Silver Spring, Maryland 20901

(Address of Principal Executive Offices)

(301) 592-8100
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2007, the Company’s Board of Directors promoted William M. Baker to the position of Chief Financial Officer, to be effective April 9, 2007. Mr. Baker joined the Company in March 2007. Mr. Baker succeeds James E. Parker, who will now serve as Operations Manager of the Company. Mr. Baker, age 56, has served as a business and financial consultant to both private and publicly-held companies since October 2002. During 2001 through September 2002 Mr. Baker served as chief financial officer for a software development company where he was responsible for overall financial and operational activities, including investor relations, treasury, and accounting functions. During his 30-year business career, Mr. Baker has held a variety of financial and operational positions. Mr. Baker received his Bachelors Degree in Management Science from Duke University and a Masters of Business Administration in Accounting and Finance from Rutgers University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KH FUNDING COMPANY
(Registrant)

Date: April 10, 2007	By:	/s/ Robert L. Harris
Name: Robert L. Harris
Title: Chief Executive Officer